THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated August 18, 2003, and entered into by and among MMI PRODUCTS, INC., a Delaware corporation ("MMI"), MMI MANAGEMENT SERVICES, LP, a Delaware limited partnership ("Partnership"), MMI MANAGEMENT INC., a Delaware corporation ("Management") (MMI, Partnership and Management being hereinafter individually and collectively referred to as "Existing Borrower"), IVY STEEL & WIRE, INC., a Delaware corporation f/k/a Structural Reinforcement Products, Inc. ("SRP") (Existing Borrower and SRP being hereinafter individually and collectively, unless the context otherwise requires, referred to as "Borrower"), FLEET CAPITAL CORPORATION, a Rhode Island corporation, successor by merger to Fleet Capital Corporation, a Connecticut corporation, formerly known as Shawmut Capital Corporation, a Connecticut corporation, successor in interest by assignment to Barclays Business Credit, Inc., a Connecticut corporation ("Fleet"), TRANSAMERICA BUSINESS CAPITAL CORPORATION, a Delaware corporation formerly known as Transamerica Business Credit Corporation ("Transamerica"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT") (Fleet, Transamerica and CIT are collectively referred to as "Lenders" or each individually a "Lender"), and Fleet, as collateral agent for Lenders ("Collateral Agent").

    Borrowers, Lenders and Collateral Agent have entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of October 30, 2001 (as amended from time to time, the "Loan Agreement").

    The parties hereto desire to amend the Loan Agreement and the other Loan Documents as further described below.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Article I.

Definitions

Section 1.01. Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

Article II.

Amendments

Section 2.01. Amendment of Section 1.1 of the Loan Agreement; Amendment of Certain Definitions. The definitions of "Applicable Margin" and "Readjusted Fixed Charge Coverage Ratio Date" contained in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and the following shall be substituted in lieu thereof:

"Applicable Margin - shall mean the following percentages determined as a function of the corresponding ratio of Borrower's (a) Total Funded Indebtedness to (b) Adjusted Earnings From Operations, as set forth on the most recent and timely quarter-end monthly financial statements (and related Compliance Certificate) delivered by Borrower to Collateral Agent and each Lender:

RATIO OF TOTAL FUNDED INDEBTEDNESS TO TRAILING TWELVE MONTH PERIOD ADJUSTED EARNINGS FROM OPERATIONS	APPLICABLE MARGIN FOR EURODOLLAR LOANS	APPLICABLE MARGIN FOR BASE RATE LOANS
Greater than 4.50 to 1.00	2.75%	0.25%
Greater than 4.25 to 1.00 and less than or equal to 4.50 to 1.00	2.25%	0.25%
Greater than or equal to 4.00 to 1.00 and less than or equal to 4.25 to 1.00	2.00%	0.25%
Greater than or equal to 3.00 to 1.00 and less than 4.00 to 1.00	1.75%	0.125%
Less than 3.00 to 1.00	1.50%	0%

Notwithstanding the foregoing, the Applicable Margin in effect (a) for any Eurodollar Loan outstanding or borrowed on or after August 18, 2003 and through and including the Readjusted Fixed Charge Coverage Ratio Date shall be 3.25% and (b) for any Base Rate Loan outstanding or borrowed on or after August 18, 2003 and through and including the Readjusted Fixed Charge Coverage Ratio Date shall be 0.50%.

Borrower's Adjusted Earnings From Operations shall be determined as of the end of each fiscal quarter of Borrower, for the twelve-month period ending on such date, from the monthly financial statements of Borrower which are required to be delivered by Borrower to Collateral Agent and each Lender in accordance with Section 9.1(J)(ii) hereof. Any change in the Applicable Margin shall be effective upon the date of receipt by Collateral Agent of Borrower's quarter-end monthly financial statements and related Compliance Certificate. If Borrower fails to deliver its quarter-end monthly financial statements (and related Compliance Certificate) by the date required pursuant to Sections 9.1(J)(ii) and 9.1(O) hereof, the Applicable Margin shall be conclusively presumed to equal to the highest applicable margin specified in the pricing table set forth above until the date of delivery of such financial statements and related Compliance Certificate. For purposes of this definition of "Applicable Margin", Borrower's Adjusted Earnings From Operations shall include, without duplication, as of any relevant date or period of determination, the pro forma Adjusted Earnings From Operations of Borrower and (i) any Person substantially all of whose assets were purchased pursuant to a Permitted Business Acquisition or any other acquisition which has been consented to by Majority Lenders or (ii) any Person who was merged into Borrower or all of whose capital stock was purchased by Borrower pursuant to a merger or stock purchase which complies with the provisions of this Agreement or which is otherwise consented to by Majority Lenders, in each case subsequent to the first day of such period, as if such assets or stock had been owned by Borrower throughout such period (provided, that any such pro forma calculations must be satisfactory to Majority Lenders)."

"Readjusted Fixed Charge Coverage Ratio Date - means the date of receipt by Collateral Agent of Borrower's quarter-end monthly financial statements (and related Compliance Certificate), demonstrating that Borrower's Fixed Charge Coverage Ratio for the twelve-month period ending on the last day of such fiscal quarter is equal to, or exceeds, 1.10 to 1.00."

Section 2.02. Amendment of Section 2A.2 of the Loan Agreement. Section 2A.2 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"Section 2A.2. Making Swingline Loans. Upon request of Borrower, the Swingline Lender shall promptly notify Borrower of the rate of interest applicable on any day to a proposed Swingline Loan. Requests for Swingline Loans, which shall bear interest at the Base Rate plus the Applicable Margin then in effect for Base Rate Loans, shall be made not later than 12:00 noon (Central time) on the Business Day of the proposed Swingline Loan by delivery to telex, telegraph, telecopy or telephone of a request therefor by Borrower to Collateral Agent and the Swingline Lender. Each such notice (a "Swingline Loan Request") shall specify (i) the proposed borrowing date and (ii) the amount of Swingline Loan requested. Not later than 3:00 p.m. (Central time) on the date specified for any Swingline Loan, the Swingline Lender shall make available such Swingline loan in immediately available funds to Collateral Agent. After Collateral Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 10 hereof, Collateral Agent will, and Borrower hereby irrevocably authorize Collateral Agent to, disburse the proceeds of each Swingline Loan by making such funds available to Borrower by wire transfer to such account of Borrower as Borrower and Collateral Agent may agree from time to time."

Section 2.03. Amendment of Section 2A.6 of the Loan Agreement. Section 2A.6 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"Section 2A.6. Settlement with Other Lenders. All payments of principal, interest and any other amount with respect to such Swingline Loan shall be payable to and received by Collateral Agent for the account of the Swingline Lender. The Swingline Lender, at any time and from time to time no less frequently than once weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swingline Lender to so act on its behalf), request each Lender (including the Swingline Lender) to make a Revolving Credit Loan to Borrower (which shall be Base Rate Loan) in an amount equal to such Lender's Total Commitment Percentage of all Swingline Loans (the "Refunded Swingline Loans") outstanding on the date such notice is given. Any such request shall be made by Swingline Lender prior to 12:00 P.M. (Central time) on a Business Day and, unless any of the events described in Section 11.1(G) hereof has occurred (in which event the procedures set forth below shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Loan are then satisfied, each Lender shall disburse directly to Collateral Agent, its Total Commitment Percentage of a Revolving Credit Loan equal in amount to such Refunded Swingline Loans prior to 2:00 P.M. (Central time) in immediately available funds on the Business Day that notice is given. The proceeds of any such Revolving Credit Loans shall be immediately paid to the Swingline Lender and applied to repay the Refunded Swingline Loans. If, prior to refunding any outstanding Swingline Loans with a Revolving Credit Loan as described above, one of the events described in Section 11.1(G) has occurred, then, each Lender shall, on the date such Revolving Credit Loan was to have been made for the benefit of Borrower, purchase from the Swingline Lender an undivided participation interest in such Swingline Loans in an amount equal to its Total Commitment Percentage of all then outstanding Swingline Loans. Upon request, each Lender shall promptly transfer to the Swingline Lender, in immediately available funds, the amount of its participation interest."

Section 2.04. Amendment of Section 9.3(A) of the Loan Agreement. Section 9.3(A) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

"(A) Fixed Charge Coverage Ratio. Maintain, on a Consolidated basis, (i) as of the end of its fiscal quarter ending September 27, 2003, for the three-month period ending on such date, a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00, (ii) as of the end of its fiscal quarter ending January 3, 2004, for the six-month period ending on such date, a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00, (iii) as of the end of its fiscal quarter ending April 3, 2004, for the nine-month period ending on such date, a Fixed Charge Coverage Ratio of not less than 0.95 to 1.00, and (iv) as of the end of each fiscal quarter thereafter, for the twelve-month period ending on such date, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00."

Article III.

Conditions Precedent

Section 3.01. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders:

      Collateral Agent shall have received on behalf of the Lenders, each in form and substance satisfactory to Collateral Agent, in its sole discretion:

        this Amendment, duly executed by each Borrower and Lenders;

        a consent, ratification and release executed by Guarantors, in form and substance satisfactory to Lenders; and

        such additional documents, instruments and information as Collateral Agent, Lenders or their legal counsel may request.

      The representations and warranties contained herein and in the Loan Agreement and the Other Agreements, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof.

      No Default or Event of Default shall have occurred and be continuing, unless such Event of Default has been specifically waived in writing by Lenders.

      Collateral Agent shall have received payment, in immediately available funds, of a $75,000 amendment fee for further distribution to Lenders in accordance with their respective Revolving Credit Percentages, which fee shall be due and payable and shall be fully earned as of the date of execution of this Amendment.

      All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Collateral Agent, Lenders and their legal counsel.

Article IV.

Pro Forma Fixed Charge Coverage Ratio

By execution of this Amendment, Borrower covenants that it shall maintain, on a Consolidated basis (in addition to the financial covenants set forth in Section 9.3 of the Loan Agreement), a Pro Forma Fixed Charge Coverage Ratio of not less than 0.95 to 1.00. For purposes hereof, the term "Pro Forma Fixed Charge Coverage Ratio" shall mean Borrower's Fixed Charge Coverage Ratio, determined as of February 28, 2004, for the nine-month period ending April 3, 2004 utilizing (i) Borrower's actual financial performance for the eighth-month period ending February 28, 2004 and (ii) Borrower's projected financial performance for the March, 2004 accounting period (which projections have been furnished by Borrower to Collateral Agent and Lenders prior to the date hereof).

Borrower shall include a certification regarding its compliance with the Pro Forma Fixed Charge Coverage Ratio (together with a detailed calculation of such financial covenant) in the Compliance Certificate otherwise required to be delivered by Borrower to Collateral Agent and each Lender for the month of February, 2004 in accordance with Section 9.1(J)(ii) of the Loan Agreement.

Borrower hereby agrees and acknowledges that its failure to maintain a Pro Forma Fixed Charge Coverage Ratio as set forth in this Article IV shall constitute an immediate "Event of Default" under the Loan Agreement, and, following the occurrence of any such Event of Default the Collateral Agent and the Lenders shall be entitled to exercise all rights and remedies available to them upon the occurrence of an Event of Default under the Loan Agreement as more specifically set forth in Section 11 of the Loan Agreement.

Article V.

Limited Waiver

By execution of this Amendment, Collateral Agent and Lenders hereby waive the Event of Default existing and arising under Section 11.1(D) of the Loan Agreement as a result of Borrower's failure to comply with the financial covenant contained in Section 9.3(A) of the Loan Agreement for the fiscal quarter ended June 28, 2003. Except as specifically set forth in the preceding sentence, nothing contained herein shall be construed as a waiver by Collateral Agent or Lenders of any covenant or provision of the Loan Agreement, the Other Agreements, this Amendment, or of any other contract or instrument among Borrowers, Collateral Agent and/or Lenders, and the failure of Collateral Agent or Lenders at any time or times hereafter to require strict performance by Borrowers of any provision thereof shall not waive, affect or diminish any right of Collateral Agent or Lenders to thereafter demand strict compliance therewith. Collateral Agent and Lenders hereby reserve all rights granted under the Loan Agreement, the Other Agreements, this Amendment and any other contract or instrument among Borrowers, Collateral Agent and Lenders.

Article VI.

Ratifications, Representations and Warranties

Section 6.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the Other Agreements, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the Other Agreements are ratified and confirmed and shall continue in full force and effect. Borrowers, Collateral Agent and Lenders agree that the Loan Agreement and the Other Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Section 6.02. Representations and Warranties. Each Borrower hereby represents and warrants to Collateral Agent and Lenders that (a) the execution, delivery and performance of this Amendment and any and all Other Agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Borrower and will not violate the Certificate of Incorporation or Bylaws of such Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any Other Agreement are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Collateral Agent and Lenders; (d) such Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the Other Agreements, as amended hereby; (e) this Amendment and the Loan Agreement as amended hereby constitute the legal, valid and binding obligations of Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability; and (f) as of the date hereof, all information that has been made available to the Collateral Agent or any Lender by or on behalf of Borrower in connection with the transactions contemplated herein is, taken together, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements maintained therein not materially misleading in light of the circumstances under which such statements were made.

Article VII.

Miscellaneous Provisions

Section 7.01. Survival of Representations and Warranties; Ratification and Continuation of Loan Documents and Liens. All representations and warranties made in the Loan Agreement or any Other Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Collateral Agent or Lenders or any closing shall affect the representations and warranties or the right of Collateral Agent or Lenders to rely upon them. Except for the specific amendments expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Loan Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Loan Agreement or any other Loan Document. As a material inducement to Collateral Agent and each Lender to agree to amend the Loan Agreement as set forth herein, each Borrower and each Guarantor hereby (i) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Documents to which they are parties, and the Liens granted under the Loan Documents, (ii) agree that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise adversely affect such Loan Documents and Liens and (iii) acknowledge and agree that the Liens granted under the Loan Documents secure payment of the Obligations under the Loan Documents in the same priority as on the date such Liens were created and perfected, and the performance and observance by each Borrower and each Guarantor of the covenants, agreements and conditions to be performed and observed by each under the Loan Agreement, as amended hereby.

Section 7.02. Reference to Loan Agreement. Each of the Loan Agreement and the Other Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such Other Agreements to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 7.03. Expenses of Collateral Agent and Lenders. As provided in the Loan Agreement, each Borrower agrees to pay on demand all costs and expenses incurred by Collateral Agent and Lenders in connection with the preparation, negotiation, and execution of this Amendment and the Other Agreements executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel, and all costs and expenses incurred by Collateral Agent and Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any Other Agreements, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel.

Section 7.04. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 7.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Collateral Agent, Lenders and Borrowers and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Collateral Agent.

Section 7.06. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 7.07. Effect of Waiver. No consent or waiver, express or implied, by Collateral Agent or Lenders to or for any breach of or deviation from any covenant or condition by Borrowers shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

Section 7.08. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 7.09. Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 7.10. Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM COLLATERAL AGENT OR LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT AND/OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

Section 7.11. Final Agreement. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT IN ACCORDANCE WITH SECTION 13.3 OF THE LOAN AGREEMENT.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed on the date first above-written, to be effective upon satisfaction of the conditions set forth herein.

BORROWERS:

MMI PRODUCTS, INC.

By: /s/ Greg V. Mabry
Name: Greg V. Mabry
Title: Treasurer

MMI MANAGEMENT SERVICES LP

By: MMI PRODUCTS, INC.,
its General Partner

By: /s/ Greg V. Mabry
Name: Greg V. Mabry
Title: Treasurer

MMI MANAGEMENT INC.

By: /s/ Kevin Komin
Name: Kevin Komin
Title: Secretary

IVY STEEL & WIRE, INC.

By: /s/ Greg V. Mabry
Name: Greg V. Mabry
Title: Treasurer

COLLATERAL AGENT:

FLEET CAPITAL CORPORATION

as Collateral Agent

By: /s/ Hance VanBeber

Name: Hance VanBeber

Title: Senior Vice President

LENDERS:

FLEET CAPITAL CORPORATION

By: /s/ Hance VanBeber

Name: Hance VanBeber

Title: Senior Vice President

TRANSAMERICA BUSINESS CAPITAL

CORPORATION

By: /s/ Ari Kaplan

Name: Ari Kaplan

Title: Vice President

THE CIT GROUP/BUSINESS CREDIT,

INC.

By: /s/ Kirk Wolverton

Name: Kirk Wolverton

Title: Vice President

CONSENT, RATIFICATION AND RELEASE

Each of the undersigned, hereby consents to the terms of the within and foregoing Amendment, confirms and ratifies the terms of its guaranty agreement, and acknowledges that its guaranty agreement is in full force and effect, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such document, that its consent is not required to the effectiveness of the within and foregoing document, and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loans, the Collateral, or any of the Other Agreements. EACH OF THE UNDERSIGNED HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE UNDERSIGNED MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

GUARANTORS:

MERCHANTS METALS HOLDING COMPANY

By: /s/ Robert N. Tenczar
Name: Robert N. Tenczar
Title: Chief Financial Officer

MMI MANAGEMENT SERVICES LP

By: MMI PRODUCTS, INC.,
its General Partner

By: /s/ Greg V. Mabry
Name: Greg V. Mabry
Title: Treasurer

MMI MANAGEMENT INC.

By: /s/ Walter Muratori
Name: Walter Muratori
Title: President

IVY STEEL & WIRE, INC.

By: /s/ Greg V. Mabry
Name: Greg V. Mabry
Title: Treasurer